As filed with the Securities and Exchange Commission on January 26, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANBELA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	88-2805017 (I.R.S. Employer Identification No.)

712 Vista Blvd, Suite 305
Waconia, Minnesota 55387
(952) 479-1196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer K. Simpson
Chief Executive Officer
712 Vista Blvd, Suite 305
Waconia, Minnesota 55387
(952) 479-1196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Morgan Burns Joshua L. Colburn Faegre Drinker Biddle & Reath LLP 90 South Seventh Street 2200 Wells Fargo Center Minneapolis, Minnesota 55402-3901 Telephone: (612) 766-7000	M. Ali Panjwani Michael T. Campoli Pryor Cashman LLP 7 Times Square New York, New York 10036 Phone: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-268854

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Panbela Therapeutics, Inc. (the “Company”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $6,731,250 in additional (i) shares of the Company’s common stock, par value $0.001 per share (the “common stock”), (ii) pre-funded warrants to purchase shares of our common stock, (iii) warrants to purchase shares of our common stock (together with the pre-funded warrants, the “warrants”) and (iv) shares of common stock issuable upon exercise of the Warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-268854), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 25, 2023, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Item 16.         Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
5.1+	Opinion of Faegre Drinker Biddle & Reath LLP
23.1+	Consent of Independent Registered Public Accounting Firm
23.2+	Consent of Independent Public Accounting Firm
23.3+	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page of the Prior Registration Statement)
107+	Filing Fee Table

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on January 26, 2023.

PANBELA THERAPEUTICS, INC.

By:	/s/ Jennifer K. Simpson
Jennifer K. Simpson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer K. Simpson	President and Chief Executive Officer	January 26, 2023
Jennifer K. Simpson	(Principal Executive Officer), and Director

/s/ Susan Horvath	Vice President of Finance, Chief Financial Officer, Treasurer	January 26, 2023
Susan Horvath	and Secretary (Principal Financial and Accounting Officer)

*	Chair of the Board and Director	January 26, 2023
Michael T. Cullen

*	Director	January 26, 2023
Daniel J. Donovan

*	Director	January 26, 2023
Arthur J. Fratamico

*	Director	January 26, 2023
Jeffrey E. Jacob

*	Director	January 26, 2023
Jeffrey S. Mathiesen

*	Director	January 26, 2023
D. Robert Schemel

* Jennifer K. Simpson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Jennifer K. Simpson
Jennifer K. Simpson
Attorney-in-Fact